                                                                    EXHIBIT 3.47

                            ARTICLES OF INCORPORATION

                                       OF

                             PRESSURE SYSTEMS, INC.

         We hereby associate to form a stock corporation under the provisions of Chapter One, of Title 13.1 of the Code of Virginia, and to that end set forth the following:

         (a)      The name of the corporation is Pressure Systems, Inc.

         (b) The corporation is formed for the purpose of manufacturing equipment designed to measure pressure of any media, in particular, to develop pressure measuring instrumentation and pressure sensors; the sale to private industry both in the United States and abroad, and to the United States Government and foreign governments; and any other business not prohibited by law.

         (c) The common stock to be issued by Pressure Systems, Inc. is to be treated as stock issued by a small business corporation, qualifying for treatment under code section 1244 of the Internal Revenue Service Code. Authorized stock shall be 100,000 shares, $0.01 par value.

         (d) The post office address of the initial registered office of the Corporation is 2017 Cunningham Drive, Suite 207, Hampton, Virginia 23666. The name of its initial registered agent is Stuart A. Saunders, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the same as the address of the initial registered office of the corporation. The registered office is located in the City of Hampton.

         (e) The number of Directors constituting the initial Board of Directors is one (1), and the name and address of the person who is to serve as the initial Director is:

            NAME                          ADDRESS

    Douglas B. Juanarena                  855 Thames Drive
                                          Hampton, Virginia 23666
DATED: 11-21-71

                                            /s/ DOUGLAS B. JUANARENA      (SEAL)
                                          ----------------------------
                                          Douglas B. Juanarena

STATE OF VIRGINIA

CITY OF Hampton, to-wit:

         The foregoing Articles of Incorporation was signed and acknowledged before me this 21 day of November, 1977, in my city and State aforesaid.

         My commission expires July 1, 1978

                                             /s/ STUART A. SAUNDERS
                                          ----------------------------
                                                    NOTARY PUBLIC

SAUNDERS, ROGERS & SAUNDERS
2017 Cunningham Drive, Suite 207
Hampton, VA 23666

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

                            CERTIFICATE FOR AMENDMENT

                               TO THE ARTICLES OF

                     INCORPORATION OF PRESSURE SYSTEMS, INC.

         WHEREAS, PRESSURE SYSTEMS, INC., a corporation created under and by virtue of the laws of the Commonwealth of Virginia, desires to have its Articles of Incorporation amended as hereinafter set forth:

         NOW THEREFORE, to that end, Douglas B. Juanarena, President of the Corporation, under the seal of the corporation attested by Sue V. Juanarena, Secretary thereof, do hereby certify as follows:

         That on the 11th day of October, 1978, after due notice to the Director of the corporation, there was held at the office of the corporation a special meeting of the Board of Directors of the aforesaid corporation at which meeting the Director passed the following resolution declaring that this amendment to the Articles of Incorporation is in the best interest of the corporation.

         NOW, BE IT RESOLVED, that Article C of the Articles of Incorporation of Pressure Systems, Inc. be amended to read as follows:

         The aggregate number of shares and classes of common stock which the corporation shall have the authority to issue and the par value per share are as follows:

CLASS             NUMBER OF SHARES         PAR VALUE PER SHARE
Common                  5,000                      $10

         BE IT RESOLVED, FURTHER, that in the opinion of the Board of Directors it is advisable and in the best interest of the corporation to amend the Articles of Incorporation.

         BE IT RESOLVED, FURTHER, that a meeting of the stockholders be called for October 11, 1978 at the office of the corporation to consider and act upon the proposed amendment.

         That on the 11th day of October, 1978, at 2:00 P.M. there was held at the office of the corporation a meeting of the stockholders, pursuant to call of the Board of Directors, notice of said meeting having been given to all of the stockholders; that at said meeting there were present in person 1000 shares out of a total of 1000 shares of stock issued and outstanding, having voting powers; that the foregoing resolution adopted by the Board of Directors, proposing to amend the Articles of Incorporation of the corporation in the manner hereinabove set forth, was in terms laid before the stockholders' meeting and adopted by an affirmative vote of 1000 shares, being at least two-thirds in interest of the stockholder in this corporation having voting powers.

         That the proceedings of said meeting were duly entered in the minutes of the proceedings of the stockholders.

         THEREFORE, this certificate is now signed by Douglas B. Juanarena, President of Pressure Systems, Inc. with its corporate seal thereto affixed, attested by Sue V. Juanarena, its Secretary, this 13th day of October, 1978.

                                                    PRESSURE SYSTEMS, INC.

                                                    BY: /s/ DOUGLAS B. JUANARENA
                                                        ------------------------
                                                                 President

ATTEST:

      /s/ SUE V. JUANARENA
      --------------------
           Secretary

STATE OF VIRGINIA
City of Hampton, to-wit:

         I, Mary M. Santos, a Notary Public in and for the City and State aforesaid, whose commission expires on the 4 day of November, 1981, do hereby certify that Douglas B. Juanarena and Sue V. Juanarena whose names are signed as President and Secretary, respectively, of Pressure Systems, Inc. to the foregoing writing bearing date on the 11th day of October, 1978, have severally acknowledged the same before me in my City and State aforesaid.

         Given under my hand this 13 day of October, 1978.

                                                       /s/ MARY M. SANTOS
                                                       ------------------
                                                       Notary Public

                            ARTICLES OF AMENDMENT OF
                             PRESSURE SYSTEMS, INC.

                                       ONE

         The name of the corporation is PRESSURE SYSTEMS, INC.

                                       TWO

         The articles of incorporation were amended to provide as follows:

         RESOLVED, that the articles of incorporation of the corporation be amended by increasing the total number of shares of common stock that the corporation is authorized to issue from 5,000 shares of $10.00 par value common stock to 150,000 shares of no par common stock, and thereby eliminate the stated capital of the corporation, and

         FURTHER RESOLVED, that on the effective date of the amendment, each share of common stock of the par value of TEN DOLLARS ($10.00) per share outstanding before the amendment shall be divided and changed into thirty (30) fully paid and nonassessable shares of common stock with no par value; and that after the effective date of the amendment, each holder of record of one or more certificates representing shares of the old $10.00 par value common stock shall be entitled to receive one or more certificates representing the proportionate number of shares of the new common stock on surrender of his old certificate or certificates for cancellation; and the stock warrants issued for the benefit of CMNY and NatWest be reissued showing the new number of shares as being 23,940 shares on each warrant, as well as amending all other elements of said warrants and all supporting documentation to reflect the aforesaid stock split.

                                      THREE

         The foregoing amendments were adopted on January 19, 1989.

                                      FOUR

         The amendments were adopted by unanimous consent of the shareholders in accordance with Section 13.1-710 of the Code of Virginia (1950) as amended.

PRESSURE SYSTEMS, INC.

By: /s/ DOUGLAS B. JUANARENA
    ------------------------
    Douglas B. Juanarena
    President

artamend.psi/corp

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